EXHIBIT 5.1












                                               November 27, 2002


CN Bancorp, Inc.
7401 Ritchie Highway
Glen Burnie, Maryland 21061

         Re:      Registration Statement on Form SB-2
                  Fi1e No. 333-100460

Gentlemen:

         We have acted as special counsel to CN Bancorp, Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (No. 333-100460) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 344,828 shares of the Company's Common Stock, $10.00 par value per share (the "Securities").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when:

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CN Bancorp, Inc.
November 27, 2002
Page 2


         (i) the Registration Statement has become effective under the Act, and

         (ii) the Securities have been duly executed, paid for and issued and delivered in the manner and for the consideration contemplated in the Registration Statement, the Securities will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                               Very truly yours,

                                               /s/ Ober, Kaler, Grimes & Shriver

                                               OBER, KALER, GRIMES & SHRIVER
                                               A Professional Corporation